PROMISSORY NOTE

$100,000                                                        December 1, 1998


     FOR VALUE RECEIVED, Perry's Majestic Beer, Inc., a Delaware corporation having an address at 38 West 32nd Street, Suite 801, New York, New York 10001 (the "Maker"), promises to pay to the order of X-Treem Products Corporation, a Delaware corporation having an address of 100 Plaza Drive, Second Floor, Secaucus, New Jersey 07094 (the "Holder"), in lawful money of the United States of America, the principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000) together with simple interest thereon at the rate of ten percent (10%) per annum, to be applied first against accrued interest at the aforesaid rate on the outstanding principal balance due and then in reduction of principal, with such principal and interest to be payable in full on December 31, 1999, unless the maturity date is extended by the written agreement of the Maker and the Holder.

     This Note may be prepaid at any time and from time to time, in whole or in part, without premium or penalty.

     The Maker shall pay any collection expenses, court costs and reasonable attorney's fees and costs that may be sustained by the Holder in the collection or enforcement of this Note or any part hereof.

     The Maker, to the extent permitted by law, hereby waives presentation, demand, protest and notices of dishonor and protest.

     The rights and remedies of the Holder with respect to this Note (whether arising at law or in equity) are cumulative, and may be pursued separately or conjunctively in the sole discretion of the Holder. The Holder shall not, by act or omission, be deemed to have waived any such rights or remedies unless, and then only to the extent that, such waiver is set forth in a written instrument signed by the Holder and delivered to the Maker. Waivers of rights or remedies with respect to previous events of default, violation or breach under this Note shall not preclude the exercise of such rights or remedies upon the occurrence of subsequent events of default, violation or breach.

     This Note shall be interpreted and enforced in accordance with the laws of the State of Delaware. Each provision of this Note is severable and each valid and enforceable provision of this Note shall remain in full force and effect, regardless of any determination that is binding upon, or enforceable against, the Maker or the Holder and that renders certain provisions of this Note invalid or unenforceable.

                                             PERRY'S MAJESTIC BEER, INC.



                                             By: /s/ Robert J. Sipper
                                                 ------------------------
                                             Its: President




             [This note was canceled after having been paid in full]